                                                                    Exhibit 4.16


[Form of Certificated Floating Rate Registered Security--United States]

                                 [Form of Face]



NOTE NUMBER           AGENT'S NAME


                                                       ASHLAND INC.
_____________________________________________________
PRINCIPAL AMOUNT     SETTLEMENT DATE      TRADE DATE



U.S.$          (ORIGINAL ISSUE DATE)

________________________________________________________________________________
MATURITY DATE    TRUSTEE'S CUST. NO.   INTEREST RATE   TAXPAYER ID   TRANSFERRED
                                                       OR SOC. SEC.
                                                          NO. OF
                                                        PURCHASER


________________________________________________________________________________
NAME AND ADDRESS OF REGISTERED OWNER                MEDIUM-TERM
                                                        NOTE
                                                      PROGRAM

                                                   CITIBANK, N.A.
                                                      TRUSTEE


________________________________________________________________________________
CUSTOMER'S     RETAIN FOR       THE TIME OF THE       PLEASE SIGN       SEE
 COPY         TAX PURPOSES    TRANSACTION WILL BE     AND RETURN   REVERSE SIDE
                             FURNISHED UPON REQUEST
                                OF THE CUSTOMER

________________________________________________________________________________
________________________________________________________________________________

     REGISTERED                                                    REGISTERED

                                  ASHLAND INC.

                           MEDIUM-TERM NOTE, SERIES H
                   Due Nine Months or More From Date Of Issue
                            NO.(Floating Rate)U.S.$


ORIGINAL ISSUE DATE:       INITIAL INTEREST RATE:        MATURITY DATE:

REDEMPTION DATE:

CALCULATION AGENT:          INDEX MATURITY:              SPREAD: +/-

                               - 1 MONTH                 SPREAD MULTIPLIER  %
                               - 3 MONTHS
                               - 6 MONTHS
                               - 1 YEAR

INTEREST RATE BASIS:  [ ] COMMERCIAL   [ ] LIBOR   [ ] TREASURY   [ ] PRIME
                          PAPER RATE                   RATE           RATE

                      [ ] FEDERAL FUNDS           [ ] CD RATE
                          RATE

MAXIMUM INTEREST RATE:   %     INTEREST PAYMENT PERIOD:
                                                      .........................
                                                      (monthly, quarterly,
                                                      semi-annually or annually)

MINIMUM INTEREST RATE:   %     INTEREST RATE RESET PERIOD:
                                                           ....................
                                                            (daily, weekly,
                                                            monthly, quarterly,
                                                            semi-annually or
                                                            annually)

INTEREST PAYMENT DATES:        INTEREST RESET DATES:


REGULAR RECORD                 INDEXED NOTES:  [ ] YES (see attached)
[ ] NO
DATES:

OTHER PROVISIONS:


          ASHLAND INC., a corporation duly organized and existing under the laws of Kentucky (herein called the "Company" which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value
received, hereby promises to pay to                  , or registered assigns,
the principal sum of          U.S. DOLLARS on the Maturity Date specified above,
and to pay
interest thereon at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate determined in accordance with the provisions on the reverse hereof under the heading "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate", depending upon whether the Interest Rate Basis specified above is the Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, Federal Funds Rate or CD Rate, which rate may be adjusted by adding or subtracting the Spread or multiplying by the Spread Multiplier (as such terms are defined below) depending on whether a Spread or Spread Multiplier is designated above, until the principal hereof is paid or duly made available for payment. In addition, a Floating Rate Note may bear interest at the lowest or highest or average of two or more interest rate formulae. The "Spread", if any, is the number of basis points designated above, and the "Spread Multiplier", if any, is the percentage designated above. The Company will pay interest monthly, quarterly, semi-annually or annually as specified above under "Interest Payment Period", commencing with the first Interest Payment Date specified above next succeeding the Original Issue Date and thereafter on the Interest Payment Dates as specified above, and on the Maturity Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest set forth above (whether or not a Business Day), next preceding such Interest Payment Date; provided, however, that interest payable at Maturity shall be payable to the
-------- -------
Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal, premium, if any, and interest on this Security will be made at the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York, or such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (the "Paying Agent"), in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of
                                     --------- -------
the Company payment of interest (except at Maturity) may be made by
United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of the principal, premium, if any, and interest on this Security due at Maturity will be made in immediately available funds upon surrender of this Security to the Paying Agent; provided that this Security is presented to the Paying Agent in time for
--------
the Paying Agent to make such payment in accordance with its normal procedures. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified above, upon redemption or otherwise.

          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                        ASHLAND INC.

                              By  __________________________
                                  Senior Vice President

(Seal)                        Attest:

                                      _________________________
                                      Assistant Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

Dated:

CITIBANK, N.A.
     As Trustee

By  _____________________
    Authorized Officer

                               [Form of Reverse]


                                  ASHLAND INC.
                             MEDIUM-NOTE, SERIES H

                                (Floating Rate)


          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 15, 1989, as amended and restated as of August 15, 1990 (herein called the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

          This Security may not be redeemed prior to the Redemption Date set forth on the face hereof. If no Redemption Date is so set forth, this Security is not redeemable prior to the Maturity Date. On or after the Redemption Date set forth on the face hereof, this Security is redeemable in whole or in part in increments of U.S. $1,000 at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed together with interest thereon to the date of redemption.

          Notice of redemption will be given by mail to Holders of Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

          The Securities of this series will not have a sinking fund unless otherwise specified in the applicable pricing supplement.

          Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date, the rate at which interest on this Security is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually as shown on the face hereof under "Interest Rate Reset Period"; provided, however, that the interest rate in effect hereon for the 10
         --------  -------
days immediately prior to the Maturity hereof, shall be that in effect on the 10th day preceding the Maturity hereof. Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates, to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be. If any Interest Reset Date specified on the face hereof would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if (i) the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" below, and (ii) such London Banking Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding London Banking Day. "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements. The day is: (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York, (b) with respect to LIBOR Notes, a London Banking Day, (c) with respect to Foreign Currency Notes (other than Foreign Currency Notes denominated in euro only), not a day on which banking institutions are authorized or required by law or regulation to be closed in the principal financial center in the country of the Specified Currency and (d) with respect to Foreign Currency Notes denominated in euro, any date on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open. "London Banking Day" means any day on which dealings in deposits in United States dollars are transacted in the London interbank market. Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the rate of interest on this Security shall be the rate determined in accordance with the provisions of the applicable heading below.

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

          DETERMINATION OF COMMERCIAL PAPER RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Commercial Paper Rate" means, with respect to each Interest Determination Date specified on the face hereof, the Money Market Yield (calculated as described below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)") under the heading "Commercial Paper - Nonfinancial". In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate on such Interest Determination Date will be the Money Market Yield of the rate for commercial paper having the Index Maturity specified on the face hereof as published in the daily update of H.15(509), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update (the "H.15 Daily Update") under the heading "Commercial Paper -- Nonfinancial" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days respectively), or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update (or in any successor publications), the Commercial Paper Rate for that Interest Determination Date will be the Money Market Yield of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the offered rates, as of 11:00 A.M., New York City time, on that Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates) for commercial paper having the Index Maturity specified on the face hereof placed for a non-financial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency; provided, however, that if fewer than three
                                     -----------------
dealers selected as aforesaid by the Calculation

Agent are quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Interest Determination Date.

          "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

               Money Market Yield =   D  x  360    x  100
                                    -------------
                                     360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank-discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

          DETERMINATION OF PRIME RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Prime Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Prime Rate" means, with respect to each Interest Determination Date specified on the face hereof, the rate set forth on such date in H.15(519) under the heading "Bank Prime Loan", or any successor publication or heading. If the rate is not published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan". In the event that such rate is not published in either H.15(519) or
H.15 Daily Update prior to 3:00 P.M., New York City time, on such Interest Determination Date, then the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page, or any successor screen or page, as such bank's prime rate or base lending rate as in effect for that Interest Determination Date at 11:00 A.M. New York City time.
If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for the Interest Determination Date, the Prime Rate will be the arithmetic mean of the announced prime rates quoted (on the basis of the actual number of days in the year divided by 360) as of the close of business on such Interest Determination Date by at least three major money center banks in The City of New York (which may include the Agents or their affiliates) selected by the Calculation

Agent. If fewer than two such quotations are provided, the Prime Rate shall be determined on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state thereof, having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as
                            -----------------
aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate then in effect on such Interest Determination Date.

          "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or such other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major United States banks.

          DETERMINATION OF LIBOR. The interest rate payable with respect to this Security shall be calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified on the face hereof. "LIBOR" will be determined with respect to each Interest Determination Date specified on the face hereof by the Calculation Agent in accordance with the following provisions:

          (i) With respect to each Interest Determination Date, LIBOR will be either (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is required as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, if at least two of these offered rates appear on the Designated LIBOR Page (if the Designated LIBOR Page by its terms provides for only a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate), (b) if "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the

     Designated LIBOR Page as of 11:00 A.M., London time, on such Interest Determination Date or (c) if neither "LIBOR REUTERS" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the rate as if "LIBOR Telerate" had been so specified. If fewer than two such offered rates so appear, or if no such rate so appears, as applicable, LIBOR on such Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause (i) above, the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time, If at least two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such Interest Determination Date by three major banks in such Principal Financial Center (which may include the Agents or their affiliates) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided,
                                                                     ---------
     however, that if the banks so selected by the Calculation Agent are not
     -------
     quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

          "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

          "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center shall be The City of New York, Sydney, Frankfurt, Amsterdam, Milan and Zurich, respectively.

          DETERMINATION OF TREASURY RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Treasury Rate" means, with respect to each Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as such rate appears on the display designated as Page 56 or the display designated as Page 57 on the Dow Jones Telerate Service under the heading "AVGE INVEST YIELD", or any successor publication or heading, or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equiva lent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for such auction as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such date, or if no such auction is held in a particular week, then the Treasury

Rate shall be the rate as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market", or any successor publication or heading. In the event that such rate is not so published by 3:00 P.M., New York City time, on the relevant Calculation Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers in The City of New York selected by the Calculation Agent (which may include one or more of the Agents or their affiliates), for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if fewer than three of the dealers selected
          -----------------
as aforesaid by the Calculation Agent are quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Interest Determination Date.

          DETERMINATION OF FEDERAL FUNDS RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "Federal Funds Rate" means, with respect to each Interest Determination Date, the rate on such date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Federal Funds Rate will be the rate on such Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update under the heading "Federal Funds (Effective)", or any successor publication or heading. If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update (or in any successor publications), the Federal Funds Rate for that Interest Determination Date shall be the arithmetic mean, as calculated by the Calculation Agent on such Calculation Date, of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York as of 9:00 a.m.,

New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if fewer than three brokers selected as aforesaid by the
-----------------
Calculation Agent are quoting as mentioned in this sentence, the Federal Funds Rate will be the Federal Funds Rate in effect on such Interest Determination Date.

          DETERMINATION OF CD RATE. The interest rate payable with respect to this Security shall be calculated by the Calculation Agent with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified on the face hereof. "CD Rate" means, with respect to each CD Rate Interest Determination Date, the rate on such date for nego tiable certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary Market)", or any successor publication or heading. In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the CD Rate shall be the rate on such Interest Determination Date set forth in H.15 Daily Update for that day in respect of negotiable certificates of deposit having the Index Maturity specified on the face hereof under the caption "CDs (Secondary Market)". If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or H.15 Daily Update (or in any successor publications), the CD Rate for that Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on that Interest Determination Date, of three leading nonbank dealers of negotiable U.S. dollar certificates of deposit in The City of New York, selected by the Calculation Agent, for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the Index Maturity specified on the face hereof in a denomination of $5,000,000;

provided, however, that if fewer than three dealers selected as aforesaid by the
-----------------
Calculation Agent are quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such Interest Determination Date.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the interest rate on this Security in accordance with the foregoing on or before each Calculation Date and shall promptly thereafter notify the Company and the Trustee of such interest rate. Any such calculation by the Calculation Agent shall be conclusive and binding on the Company, the Trustee and the Holder of this Security, absent manifest error.

          The Calculation Agent will, upon the request of the Holder of this Security, provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          If any Interest Payment Date specified on the face hereof would otherwise be a day that is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day, except that if (i) the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above and (ii) such Business Day is in the next succeeding calendar month, such Interest Payment Date (other than an Interest Payment Date at Maturity) shall be the immediately preceding Business Day.

          The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the headings "Determination of Commercial Paper Rate", "Determination of Prime Rate", "Determination of Federal Funds Rate" or "Determination of CD Rate" above will be the second Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on this Security shall be determined in accordance with the provisions of the heading "Determination of LIBOR" above will be the second London Banking Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest on the Security shall be determined in accordance with the provisions of the heading "Determination of Treasury Rate" above (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Business Day immediately following such auction date.

          The Calculation Date, if applicable, pertaining to any Interest Determination Date shall be the first to occur of (a) the tenth calendar day after the Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable Interest Payment Date or Maturity of that Note, as the case may be. However, LIBOR will be calculated on the LIBOR Interest Determination Date.

          Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date; provided, however, that if the interest
                                         --------  -------
rate with respect to this Security is reset daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued from but excluding the second preceding Regular Record Date, or from and including the date of issue, if no interest has been paid with respect to such Note, to and including the next preceding Regular Record Date. Accrued interest hereon from and including the Original Issue Date, or from but excluding the last date to which interest hereon has been paid or duly provided for, as the case may be, will be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factor calculated for each day from and including the Original Issue Date, or from but excluding the last date to which interest shall have been paid or duly provided for, as the case may be, to and including the date for which accrued interest is being calculated. The interest factor (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) for each such day will be computed by dividing the interest rate (expressed as a decimal rounded upwards, if necessary, to the next higher one-hundred thousandth of a percentage point) applicable to such day by 360, in the case of the Commercial Paper Rate, the Prime Rate, LIBOR, the Federal Funds Rate or the CD Rate, or by the actual number of days in the year, in the case of the Treasury Rate. The interest factor for Floating Rate Notes for which two or more interest rate formulae are applicable will be calculated in the same manner as if only the lowest, highest or average of, as the case may be, such interest rate formulae applied.

          Subject to a number of important qualifications and exceptions set forth in the Indenture, the Indenture provides that neither the Company nor any Subsidiary (as defined in the Indenture) will (i) issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance upon any real or personal property located in the continental United States of America without effectively providing that the Securities will be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness so long as such indebtedness shall be so secured or (ii) enter into any Sale and Lease-Back Transactions (as defined in the Indenture).

          The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, in the case of Securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) or, in the case of Securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable, all the principal, premium, if any, and interest on, the Securities on the dates such payments are in accordance with the terms of the Securities.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration or transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that
                                                         --------  -------
such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal, premium, if any, or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this Series and of like tenor, of authorized denominations and with like terms and conditions and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination and with like terms and conditions, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

                                ________________

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants       UNIF GIFT MIN ACT...............Custodian.............
          in common                         (Cust)                   (Minor)
TEN ENT-as tenants                         Under Uniform Gifts to Minors Act
          by the entireties
JT TEN-as joint tenants                     ..................................
          with right of                                   (State)
          survivorship and
          not as tenants in common

          Additional abbreviations may also be used though not in the above list.

                             ______________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
 Identifying Number of Assignee

_______________________________________
                                         _____________________________________
_______________________________________



                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                     INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting
and appointing                                                  attorney
               ________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: ________________________________    ____________________________________
                                                         Signature